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                                                                     Exhibit 4.5

                                    AMENDMENT
                                    ---------

     AMENDMENT (the "Amendment") dated as of April 26, 2002, between U.S.I. HOLDINGS CORPORATION (the "Company"), a Delaware corporation and The Northwestern Mutual Life Insurance Company, a Wisconsin corporation (the "Warrantholder").

     A. The Warrantholder holds warrants (the "Warrants") exercisable for 1,559,196 shares of Common Stock, $.01 par value, of the Company (the "Common Stock"). The Warrantholder, the Company and the other signatories thereto are parties to (i) a Warrant Agreement, dated as of March 12, 1996 (as amended by the Amendment dated as of September 17, 1999, the "Warrant Agreement") and (ii) a Warrantholders' Agreement, dated as of March 12, 1996 (as amended by Amendment No. 1 dated as of July 9, 1998, and the Amendment dated as of September 17, 1999, the "Warrantholders' Agreement").

     B. Pursuant to Section 11.2 of the Warrantholders' Agreement, each of the Company and the Warrantholder, which is a holder of more than 65% of the Registrable Securities (as defined in the Warrantholders' Agreement) and, therefore, constitutes Required Holders (as defined in the Warrant Agreement), wishes to amend the Warrantholder's Agreement as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Amendment hereby agree as follows:

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     Section 1. Amendment to Warrantholders' Agreement. Subject to Section 2,
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the Warrantholders' Agreement is amended as of March 12, 1996 to delete in its entirety Section 1, titled "Holders' Put Rights."

     Section 2. Effectiveness. The provisions of Section 1, above, shall be
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effective concurrent with, and only upon, the closing of the initial public offering of the Company's Common Stock and shall remain in effect from and after the date such closing occurs. Except as expressly set forth above, the terms and conditions of the Warrantholders' Agreement shall remain in full force and effect and are hereby ratified and confirmed.

     Section 3. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED
                -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 4. Counterparts. This Amendment may be signed in any number of
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counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                            [Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                     U.S.I. HOLDINGS CORPORATION


                                     By: /s/ Ernest Newborn
                                         ---------------------------------------
                                         Name: Ernest Newborn
                                         Title:SVP


                                     THE NORTHWESTERN MUTUAL
                                     LIFE INSURANCE COMPANY


                                     By: /s/ Jeffrey J. Lueken
                                         ---------------------------------------
                                         Name: Jeffrey J. Lueken
                                         Title:Its Authorized Representative